EXHIBIT 21.1
AeroVironment and Current Entities
AeroVironment Inc.
AV S.r.l. Italy
AILC, Inc.
SkyTower, Inc.
SkyTower LLC
Regenerative Fuel Cell Systems, LLC
Charger Bicycles, LLC (50%)*
*inactive, but never officially dissolved